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                                                        Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to the Registration Statement No. 333-38757 of Pamarco Technologies, Inc. on Form S-1 of our report dated April 16, 1997, except for the first two paragraphs of Note 6 as to which the date is October 22, 1997, and our report dated September 25, 1997 appearing in the Prospectus which is part of such Registration Statement, and the reference to us under the heading "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned reports also included the financial statement schedule of the Company. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP

Parsippany, New Jersey
January 7, 1998